Code of Ethics
                           Foresight Funds, Inc.
                           Value Analytics, LLC
                               July 1, 2003


I. INTRODUCTION

Purpose
-------

In order to ensure that employees and other personnel associated with Foresight Funds, Inc. (the "Fund") and the Fund's adviser, Value Analytics, LLC
(the "Adviser") comply with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, the Fund and the Adviser each have adopted this Code of Ethics ("Code").

Fiduciary Duty
--------------

This Code is based on the principle that Access Persons (see below for definition) of the Fund have a fiduciary duty to shareholders of the Fund. Access Persons owe shareholders the highest duty of trust and fair dealing. The Code applies to all Access Persons and is primarily concerned with the reporting of personal securities transactions. Access Persons must avoid activities, interests and relationships that would interfere with making decisions in the best interests of the Fund and its shareholders.

As fiduciaries, Access Persons must at all times:

1. Place the interests of the Fund first;

2. Avoid taking inappropriate advantage of their positions; and

3. Conduct all personal securities transactions in full compliance with this Code.


II. DEFINITIONS

Access Person
-------------

a) Any officer or Director of the Fund;
b) Any officer or Director of the Adviser; or
c) Any Advisory Person (defined below).

A list of current Access Persons is attached hereto as Appendix A.

Advisory Person
---------------

a) Any employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

b) Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

Beneficial Ownership
--------------------

Attributed to an Access Person in all instances in which the Access Person:

a) Possesses the ability to purchase or sell the securities (or the ability to direct the disposition of the securities);
b) Possesses voting power (including the power to vote or to direct the voting over such securities; or
c) Receives any benefits substantially equivalent to those of ownership. Whether a person has beneficial ownership will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rule 16a-1 under the Securities Exchange Act of 1934.

Control
-------

Shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Independent Director
--------------------

A Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Portfolio Manager
-----------------

A person who has or shares principal day-to-day responsibility for managing the portfolio of the Fund.

Security
--------

Shall have the same meaning as that set forth in section 2(a)(36) of the 1940 Act, except that it does not include:

(a) Direct obligations of the Government of the United States;

(b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments, including repurchase agreements; and

(c) Shares issued by open-end Funds.


Security Held or to be Acquired by the Fund
-------------------------------------------

Any security which, in the most recent 15 days, is or has been held by the Fund or is being considered by the Fund or the Adviser for purchase or sale by the Fund. Also, any option to purchase or sell, and any security convertible into, a security as defined above.


III. EXEMPT TRANSACTIONS

The prohibitions of Section IV of this Code shall not apply to the following transactions by Access Persons:

1) Purchases and sales of mutual funds (including the Fund);

2) Purchases and sales of securities effected for any account over which the Access Person has no direct or indirect influence or control; and purchases and sales which are non-volitional on the part of either the Access Person or the Fund, including purchase or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call;

3) Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and any purchases which are made solely with the dividend proceeds received in a dividend reinvestment plan or part of an automatic payroll deduction plan whereby an employee purchases securities issued by an employer;

4) Any acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue, and the sale of such rights so acquired; and

5) Transactions that appear to present no reasonable likelihood of harm to the Fund, which are otherwise in accordance with Rule 17j-1 under the 1940 Act, and which the President of the Fund has authorized in advance; and transactions that the Independent Directors of the Fund, after consideration of all of the facts and circumstances, have determined not to have been fraudulent, deceptive or manipulative to the Fund.


IV. PROHIBITED TRANSACTIONS

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

1) Employ any device, scheme or artifice to defraud the Fund;

2) Make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

3) Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund;

4) Engage in any manipulative practice with respect to the Fund;

5) Engage in any illegal transaction in a security while in possession of material, nonpublic information regarding the security or the issuer of the security; or

6) Engage in any transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

Subject to the exceptions stated in Section III of this Code, no Access Person shall, without first obtaining the prior written approval of Herbert Leita, an Independent Director, purchase or sell, directly or indirectly, any security (or any option to purchase any security) which, within the most recent 10 days has been purchased or sold by the Fund or is being considered for purchase or sale by the Fund.

A security is being "purchased" or "sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

A Security is "being considered for purchase or sale" when a written recommendation to purchase or sell a Security has been made, or an oral recommendation communicated, by a Portfolio Manager.

Investment personnel must obtain approval from Herbert Leita, an Independent Director of the Fund, before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering ("IPO") or limited offering. A limited offering is an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6) thereof, including any offering conducted on a private placement basis pursuant to Regulation D of the Securities Act.


V. REPORTING REQUIREMENTS

Initial Reporting Requirements
------------------------------

No later than 10 days after a person becomes an Access Person, every Access Person (except Independent Directors) shall file with the President of the Fund a report containing the information set forth below in "Quarterly Reporting Requirements" with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Access Persons shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control, if such person certifies such fact to the Fund. Savings or demand deposit accounts with banks are exempt from these reporting requirements.

Quarterly Reporting Requirements
--------------------------------

Every Access Person must report all personal securities transactions to the President of the Fund no later than ten days after the end of the calendar quarter in which the transaction took place. This report shall include the date, the title and number of shares, principal amount, nature of the transactions (purchase or sale), price and the name of the brokerage firm or bank through whom the securities transactions were effected.

Independent Directors are exempt from this quarterly reporting requirement unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security. The "should have known" standard does not imply a duty of inquiry and no knowledge is imputed to the Director because of prior knowledge of the Fund's portfolio holdings, investment objective, policies or restrictions.

An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person, provided that they are received in the time period required above and all of the information required above for the quarterly transaction report is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

A copy of the form of Quarterly Report is attached hereto as Appendix B. The President shall be responsible for promptly providing all such reports to Herbert Leita, an Independent Director of the Fund, for his review.

Annual Reporting Requirements
-----------------------------

At the end of each year, every Access Person (except Independent Directors) must report all personal securities transactions to the President of the Fund (which information must be current as of a date no more than 30 days before the report is submitted). This report shall include the date, the title and number of shares, principal amount, nature of the transactions (purchase or sale), price and the name of the brokerage firm or bank through whom the securities transactions were effected. The President shall be responsible for promptly providing all such reports to Herbert Leita, an Independent Director of the Fund, for his review.

Report if No Transactions
-------------------------

If for any quarter no reportable transactions were effected by an Access Person or because any transaction effected by such Access Person was for an account over which he or she has no direct or indirect influence or control, such Access Person (other than an Independent Director of the Fund) shall certify these facts to the Fund within ten (10) days of the end of such calendar quarter.

Annual Report to Board of Directors
-----------------------------------

At least annually, the Fund and the Adviser must furnish to the Board a written report that:

1) Describes any issues arising under the Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed as a result;

2) Certifies that the Fund or the Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


VI. CONFIDENTIALITY

Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Fund except to persons whose responsibilities require knowledge of the information. A Portfolio Manager shall maintain all information relating to his or her portfolio management in a confidential and secure manner.


VII. REVIEW AND ENFORCEMENT

Transaction Review
------------------

1) Herbert Leita, an Independent Director of the Fund, shall cause the reported personal securities transactions to be compared with completed and contemplated portfolio transactions of the Fund to determine whether any prohibited transactions (each a "Reviewable Transaction") may have occurred.

2) If Herbert Leita determines that a Reviewable Transaction may have occurred, the Code of Ethics Review Committee shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the Committee shall give such person an opportunity to supply additional information regarding the transaction in question. The Committee is responsible for investigating any suspected violation of the Code and imposing sanctions.

3) The Code of Ethics Review Committee shall consist of Herbert Leita and Rebecca Leita. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

Remedies
--------

1) If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit to the Fund any profit or absorb any loss derived therefrom.

2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

Implementation of Code
----------------------

The President of the Fund is responsible for implementation of this Code and will answer any questions about this Code or any other compliance-related matters.


VIII. RECORDS

The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained electronically under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

1) A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

3) A copy of each report made pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

All reports of Securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.


IX. AMENDMENTS TO CODE

The Board of Directors may from time to time amend this Code as they deem appropriate.

                                     Appendix A

                      PERSONS SUBJECT TO THIS CODE OF ETHICS

1) Portfolio Manager:  Michael M. Bissell
2) Advisory Personnel:  Michael M. Bissell
3) Officers and Non-Independent Directors of the Fund: Michael M. Bissell and Hilda M. Bissell
4) Independent Directors of the Fund: Herbert R. Leita and Rebecca L. Leita

Dated:    June 26, 2003

                                          Appendix B

                                    FORESIGHT FUNDS, INC.
                                    VALUE ANALYTICS, LLC

RE:   PERSONAL SECURITIES TRANSACTION STATEMENT
      FOR THE QUARTER ENDED:
                             ---------------------------

Please check the appropriate statement:

[ ] I have not purchased or sold any securities, futures or options or securities during the above-referenced quarter, excluding mutual funds and U.S. Government securities (collectively, "Personal Transactions")

[ ] Attached are copies of all my statements of accounts and trade confirmations for Personal Transactions that occurred during the above-referenced quarter.

[ ] I have directed my broker-dealer to forward duplicate confirmations and account statements for Personal Transactions that occurred during the above-referenced quarter.



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